Item 5. Other Events.

On January 28, 2004, BWC Financial Corp. issued a press release announcing a cash dividend. A copy of such press release is attached, and incorporated herein by reference as Exhibit 99.1.

Exhibit 99.1

January 28, 2004

                                                                                                               For further information,
                                                                                                                 Contact: James L. Ryan
                                                                                                                   Bank of Walnut Creek
                                                                                                                (925) 932-5353 Ext. 200

Walnut Creek, CA . . .

                                              BWC FINANCIAL CORP. DECLARES CASH DIVIDEND

         BWC Financial  Corp.  announced  that its Board of Directors  has declared a quarterly  cash dividend of $0.06 per share to be distributed on or about February 16, 2004, to shareholders of record as of February 6, 2004.
         BWC Financial  Corp. is the holding  company for Bank of Walnut Creek and BWC Mortgage  Services.  Founded in 1980, the Bank’s
headquarters  and  main  office  are at  1400  Civic  Drive,  Walnut  Creek.  Additional  branch  offices  are in  Orinda,  San  Ramon,
Danville,  Pleasanton,  and Livermore,  with a regional  business center in San Jose. BWC Mortgage  Services,  with headquarters in San
Ramon, has mortgage consultants in each Bank office.
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Nasdaq: BWCF
http://www.bowc.com